UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ----------

       Date of Report (Date of earliest event reported): October 15, 2008


                          PEOPLES BANCORPORATION, INC.


Incorporated under the      Commission File No. 000-20616      I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                                 57-0951843


                              1818 East Main Street
                          Easley, South Carolina 29640

                            Telephone: (864) 859-2265

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 8 - Other Events

Item 8.01 Other Events.

     On October 15, 2008, Bank of Anderson, N. A., one of Registrant's three bank subsidiaries, the assets of which represent approximately 25% of the Registrant's total consolidated assets, entered into a formal agreement with the Office of the Comptroller of the Currency (the "OCC") for the bank to take various actions with respect to the operation of the bank. The actions include:

     (a) creation of a committee of the bank's board of directors to monitor compliance with the agreement and make monthly reports to the board of directors and the OCC;

     (b) development, implementation and adherence to a written program to improve the bank's loan portfolio management;

     (c) adoption, implementation and adherence to written policies and procedures for maintaining an adequate allowance for loan and lease losses in accordance with generally accepted accounting principles and regulatory guidance;

     (d) protection of its interest in its criticized assets (those assets classified as "loss," "doubtful," "substandard," or "special mention" by internal or external loan review or examination), and adoption, implementation and adherence to a written program designed to eliminate the basis of the criticism, as well as restricting further extensions of credit to borrowers whose loans are subject to criticism;

     (e) development, implementation and adherence to a written program to improve its construction loan underwriting standards;

     (f)  adoption,   implementation   and   adherence   to  a   written   asset
          diversification program that appropriately identifies and manages concentrations of credit risk;

     (g) adoption, implementation and adherence to a strategic plan, a capital program and a profit plan;

     (h)  ensuring  that the level of  liquidity  at the bank is  sufficient  to
          sustain  the  bank's  current   operations  and  meet  anticipated  or
          extraordinary demand; and

     (i) obtaining a determination of no supervisory objection from the OCC before accepting brokered deposits.



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         Additionally,  the bank is required by the agreement to submit numerous periodic reports to the OCC regarding various aspects of the foregoing actions.

         The agreement resulted from the OCC's examination of the bank begun in the second quarter of 2008. Since the latter part of 2006 the bank has experienced an increase in criticized assets as the economy in the bank's primary lending areas has come under increasing downward pressure. The substantive actions called for by the agreement should strengthen the bank and make it more efficient in the long-term. Implementation of the agreement will increase the bank's administrative costs somewhat in the near-term, but the amount of such increase is not expected to be material to the Registrant.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      PEOPLES BANCORPORATION, INC.
                                      (Registrant)

Date: October 21, 2008        By: /s/ Robert E. Dye, Jr.

                                      ------------------------------------------
                                      Robert E. Dye, Jr.
                                      Senior Vice President (Principal Financial and Principal Accounting Officer)